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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2007

                                IBT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                    MICHIGAN
                 (State or other jurisdiction of incorporation)

                  0-18415                                  38-2830092
         (Commission File Number)              (IRS Employer Identification No.)

200 East Broadway, Mt. Pleasant, Michigan                    48858
 (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (989) 772-9471

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On March 16, 2007, Timothy M. Miller resigned as a member of the Corporation's Board of Directors (the "Board") effective immediately. Mr. Miller's resignation was not the result of a disagreement with the Corporation on any matter relating to the Corporation's operations, policies or practices. Effective March 22, 2007, Mr. Warren Michael McGuire was appointed to fill the vacancy created by Mr. Miller's resignation and to serve out Mr. Miller's unexpired term. In addition to his position on the Board, Mr. McGuire will also serve as a member of the Corporation's Audit Committee. Mr. McGuire currently serves on the Board of Directors of FSB Bank, a wholly-owned subsidiary of the Corporation.

     Mr. McGuire holds a law degree, MBA and BS from the University of Michigan. Mr. McGuire is currently an attorney and Director of the Office of the Corporate Secretary and Assistant Secretary of The Dow Chemical Company, a manufacturer of chemicals, plastics and agricultural products.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2007                   IBT BANCORP, INC.


                                        By: /s/ Dennis P. Angner
                                            ------------------------------------
                                            Dennis P. Angner, President and
                                            Chief Executive Officer